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                                                                   EXHIBIT 14(b)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated April 30, 2003, relating to the financial statements and financial highlights which appears in the March 31, 2003 Annual Report to Shareholders of Real Estate Opportunity Fund (one of the portfolios constituting INVESCO Sector Funds, Inc.), which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP

Denver, Colorado
August 13, 2003